UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 5, 2006

Community Banks, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-11663	23-2251762
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 East Park Drive, Harrisburg, Pennsylvania	17111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 717-920-5800

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[x] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 5, 2006, Community Banks, Inc. (“Community”) entered into an agreement (“Agreement”) with BUCS Financial Corp (“BUCS”), parent company of BUCS Federal Bank, pursuant to which BUCS will merge into Community, with Community as the surviving corporation (the “Merger”). Following the holding company merger, Community will merge BUCS Federal Bank into its banking subsidiary under the CommunityBanks charter. Either party may terminate the Agreement if the Merger has not been completed by April 1, 2007 or under certain conditions, by July 1, 2007. Following is a brief description of the material terms of the Agreement.

a. Merger Consideration.

Under the terms of the Agreement, Community will acquire all of the outstanding shares of BUCS common stock for a total purchase price of approximately $22.6 million. The purchase price is based on a fixed price of $24.00 in cash; shares of Community common stock having an approximate value of $24.00; or a combination of cash and stock. The precise exchange ratio will be established at closing based on Community’s stock price prior to completion of the merger. Community will pay a minimum of 50% and a maximum of 65% of the purchase price in shares of Community common stock, and the remainder of the purchase price will be paid in cash. BUCS shareholders will be able to choose whether to receive stock, cash or a combination of stock and cash for their shares of BUCS common stock, subject to Community’s ability to reallocate elections on a proportionate basis. Option holders of BUCS common stock will be paid a per-share amount equal to the difference between $24.00 and the exercise price of their options, and their options will be canceled.

b. Necessary Approvals.

Completion of the Merger is subject to receiving the necessary approvals of the banking regulators and to the effectiveness of the registration statement that Community will file with the Securities and Exchange Commission for the stock to be issued to BUCS shareholders. Additionally, BUCS shareholders must approve the Merger before it can be completed.

c. Involvement of BUCS Directors and Officers in Community’s Management Following the Merger.

  Herbert J. Moltzan, currently the president and chief executive officer of BUCS, will enter into an employment agreement with Community and will become the president of Community’s Metropolitan Baltimore Region.

Following the Merger, Community will establish an advisory board for the Metropolitan Baltimore region of Maryland, whose members will be members of the BUCS board of directors immediately prior to effectiveness of the Merger, as designated by BUCS’ president and chief executive officer. Such advisory board members will hold office for at least two years after the merger of BUCS Federal Bank into CommunityBanks.

e. Agreement of BUCS Directors and Executive Officers to Vote in Favor of the Merger.

Pursuant to letter agreements with Community, executive officers and members of the board of directors of BUCS have each agreed, in their capacities as shareholders, to vote their shares of BUCS Common Stock in favor of the Merger.

The descriptions of the agreements referred to in this report are qualified by reference to the agreements, which are attached as exhibits. Shareholders are also encouraged to review carefully the registration statement on Form S-4 and the proxy statement that Community will be filing with the SEC in connection with the Merger.

The following disclosure is made in accordance with Rule 165 of the Securities and Exchange Commission (“SEC”).

The Company urges its shareholders and the shareholders of BUCS Financial Corp, as well as other investors, to read the proxy statement/prospectus that will be included in the registration statement on Form S-4 which Community will file with the SEC in connection with the proposed merger as soon as it is available as it will contain important information. This proxy statement/prospectus will contain important information about Community, BUCS Financial Corp, the merger, the persons soliciting proxies in the merger and their interests in the merger and related matters. After the proxy statement/prospectus is filed with the SEC, it will be available for free on the SEC’s web site at http://www.sec.gov. It will also be available for free from Community and BUCS Financial Corp. You may direct such a request to either of the following persons:

Patricia E. Hoch	Herbert J. Moltzan
Senior Vice President and Corporate Secretary	President and CEO
777 East Park Drive	10445 Mill Run Circle
Harrisburg, Pennsylvania 17111	Owings Mills, MD 21117
Phone: (717) 920-5800	Phone: (410) 998-5304

In addition to the proposed registration statement and proxy statement/prospectus, Community and BUCS file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Community or BUCS at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Community’s and BUCS’ filings with the SEC are also available to the public from commercial document-retrieval services and for free on the SEC’s web site at http://www.sec.gov.

Community and BUCS and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies with respect to the transactions contemplated by the merger agreement. Information concerning such officers and directors is included in the parties’ proxy statements for their annual meetings of shareholders in 2006, previously filed with the SEC. These documents are available for free on the SEC’s website at http://www.sec.gov and they are also available at no charge from the companies. You may direct a request for these documents to the officers identified above.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are filed herewith.

2.1. Agreement by and between Community Banks, Inc. and BUCS Financial Corp dated as of September 5, 2006.

10.1. Bank Plan of Merger by and between CommunityBanks and BUCS Federal Bank.

10.2. Form of Letter Agreement for Directors

10.3 Form of Letter Agreement for Executives

10.4 Form of Moltzan Employment Agreement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2006	COMMUNITY BANKS, INC.

By: /s/ Patricia E. Hoch
Name: Patricia E. Hoch
Title: Senior Vice President and Corporate Secretary

EXHIBIT LIST

2.1. Agreement by and between Community Banks, Inc. and BUCS Financial Corp dated as of September 5, 2006.

10.1. Bank Plan of Merger by and between CommunityBanks and BUCS Federal Bank.

10.2. Form of Letter Agreement for Directors

10.3 Form of Letter Agreement for Executives

10.4 Form of Moltzan Employment Agreement